Exhibit 10.1

First Amendment to Letter Agreement

This First Amendment is entered into this 2nd day of September, 2008, by and between Bally Gaming, Inc., a Nevada corporation (the “Company”) and Michael Gavin Isaacs (“Employee”).

RECITALS

A.                                   The Company and Employee entered into a letter agreement dated June 19, 2006 (the “Agreement”) which provides for the employment of Employee by the Company.

B.                                     The Company and Employee desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties hereby agree as follows:

1.                                       The first two sentences of Section 2(B) of the Agreement are hereby deleted in their entirety and replaced with the following:

Your base salary will be $600,000 a year beginning on September 1, 2008. Thereafter, your performance and salary will be reviewed by the CEO and or the Board of Directors as they determine appropriate.

2.                                       The second and third sentences of Section 3(A) of the Agreement are hereby deleted in their entirety and replaced with the following:

You agree not to compete with the Company for two years after your employment with the Company terminates if the Company terminates you for Cause or if you quit for any reason other than in accordance with Section 2(E)(a) of this letter agreement.

If you are terminated without Cause or you terminate your employment under the circumstances described in Section 2(E)(a) of this letter agreement, you agree not to compete with the Company for one year following your termination.  Notwithstanding anything herein to the contrary, the Company, in its sole discretion, may extend such one-year period to two years following your termination by notifying you of such extension at any time prior to the last day of such one-year period and agreeing in connection with such extension to continue to pay you Salary Continuation until the end of such two-year period.

3.                                       The first sentence of Section 3(B) of the Agreement is hereby deleted in its entirety and replaced with the following:

You agree that during your employment with the Company and for two years after your employment ends for any reason, you shall not, directly or indirectly, (i) aid or endeavor to solicit or induce any other employee or consultant of the Company to leave the Company to accept employment of any kind with any other person or entity, or (ii) solicit the trade or patronage of any of the Company’s customers (which includes customers of any of the Company’s subsidiaries or affiliates) or of anyone who has traded or dealt with the Company with respect to any technologies, services, products, trade secrets, or other matters in which the Company is active.

4.                                       All remaining provisions of the Agreement, other than those expressly modified in this First Amendment, remain in full force and effect.

(signature page follows)

This First Amendment is effective September 1, 2008 and is dated the date first written above.

COMPANY		EMPLOYEE
Bally Gaming, Inc.

By	/s/ Richard Haddrill	By	/s/ Michael Gavin Isaacs
Richard Haddrill		Michael Gavin Isaacs